ACL VARIABLE ANNUITY ACCOUNT 1 (PASA-NY)
Registration No. 333-00041

                          EXHIBIT INDEX

Exhibit  9:       Opinion of Counsel, dated April 27, 2000.

Exhibit  10:      Consent of Independent Auditors, dated April 24, 2000.

Exhibit  14.2:    American Centurion Life Power of Attorney, dated April 21,
                  2000.